UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2004

NUI CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	001-16385	22-3708029
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

550 Route 202-206, PO Box 760 Bedminster, New Jersey 07921
(Address and zip code of principal executive offices)

908-781-0500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

In connection with the consummation of the merger described below under "Item 2.01. Completion of Acquisition or Disposition of Assets," the Board of Directors of NUI Corporation (the “Company”) has terminated the following of the Company's plans as of November 30, 2004: NUI Corporation 1996 Stock Option and Stock Award Plan, as amended and restated as of November 26, 2001 (a description of which can be found in the Company's definitive Proxy Statement filed with the Securities and Exchange Commission (the "SEC") on December 14, 2001, which is incorporated herein by reference); NUI Corporation Employee Stock Purchase Plan, as amended (a description of which can be found in the Company's definitive Proxy Statement filed with the SEC on January 28, 2003, which is incorporated herein by reference); NUI Corporation 1996 Director Stock Purchase Plan (a description of which can be found in the Company's definitive Proxy Statement filed with the SEC on February 2, 1996, which is incorporated herein by reference); NUI Direct: A Common Stock Investment Plan (the Company's dividend reinvestment and stock purchase plan); NUI Corporation Savings and Investment Plan and NUI Corporation Savings and Investment Plan for Collective Bargaining Employees (a description of which can be found in the Company's Annual Report on Form 10-K filed with the SEC on May 13, 2004, which is incorporated herein by reference); Director's Retirement Plan and ERISA Excess Benefits Plan (descriptions of which can be found in the Company's definitive Proxy Statement filed with the SEC on September 9, 2004, which is incorporated herein by reference).  No material termination penalties were incurred by the Company in connection with the termination of these plans.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 30, 2004, Cougar Corporation ("Cougar"), a wholly owned subsidiary of AGL Resources Inc. ("AGL Resources"), merged with and into the Company, with the Company continuing as the surviving corporation under the laws of the State of New Jersey (the "Merger"). Pursuant to the Merger, AGL Resources acquired all the outstanding shares of the Company for $13.70 per share in cash, or approximately $218 million in the aggregate based on approximately 16 million shares currently outstanding, and the assumption of the Company's outstanding debt at closing. At closing, the Company had $700 million in debt and approximately $105 million of cash on its balance sheet (including the return of an interest escrow balance amount), bringing the net value of the Merger to approximately $813 million. The purchase price was funded by AGL Resources through the issuance of its common stock, which was completed on November 24, 2004, and proceeds from short-term debt.

The Merger was effected pursuant to an Agreement and Plan of Merger by and among AGL Resources, Cougar and the Company, dated as of July 14, 2004 (the "Merger Agreement"). A complete description of the Merger and the Merger Agreement is contained in the Company's definitive Proxy Statement filed with the SEC on September 9, 2004, as supplemented by the Company's Proxy Statement Supplement and related addendum filed with the SEC on October 12, 2004.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 30, 2004, the Board of Directors of the Company took action to cause the listing of the Company's common stock, no par value per share (the "Shares"), to be withdrawn from the New York Stock Exchange in connection with the consummation of the Merger.

Item 3.03. Material Modification to Rights of Security Holders.

Following the consummation of the Merger, the Company's Amended and Restated Certificate of Incorporation and Bylaws were amended as described in "Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year," which is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company has occurred, whereby the Company has become a wholly owned subsidiary of AGL Resources. The information described above under "Item 2.01. Completion of Acquisition or Disposition of Assets" is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following the consummation of the Merger, the Company's Amended and Restated Certificate of Incorporation and Bylaws were amended (1) to reduce the required number of Directors from a number between eight and twenty-five to a number greater than or equal to one, and (2) to remove the classification of Directors. The Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company and the amendment to the Company's Bylaws are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit	3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NUI Corporation.

Exhibit	3.2	Amendment to Bylaws of NUI Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUI CORPORATION
(Registrant)
Date: December 1, 2004	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer